Exhibit 99.1

ITEM 6. Selected Financial Data

On March 4, 2015, April 8, 2015, July 21, 2015, August 18, 2015 and September 21, 2015, the Partnership, completed its acquisition of 81, 73, 100, 193 and 65 tenant sites and related real property interests from the Sponsor and affiliates in exchange for total consideration of $25.2 million, $22.1 million, $35.7 million, $66.4 million and $20.3 million, respectively. These acquisitions described above are collectively referred to as the “Acquisitions,” and the acquired assets in the Acquisitions are collectively referred to as the “Acquired Assets.” The Acquisitions are deemed to be transactions between entities under common control, which, under applicable accounting guidelines, requires the assets and liabilities to be transferred at the historical cost of the parent of the entities, with prior periods retroactively adjusted to furnish comparative information. Accordingly, the accompanying financial statements and related notes have been retroactively adjusted to include the historical results and financial position of the Acquired Assets prior to their respective acquisition dates. See Note 3, Acquisitions within the Notes to the Consolidated and Combined Financial Statements in Exhibit 99.3 for additional information.

The following table includes selected financial data of Landmark Infrastructure Partners LP and our Predecessor for the years and as of the dates indicated. The following tables should be read in conjunction with Exhibit 99.2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and our consolidated and combined financial statements and accompanying notes in Exhibit 99.3,  Audited Consolidated and Combined Financial Statements of Landmark Infrastructure Partners LP included in our current report on Form 8-K,  filed with the Securities and Exchange Commission on December 2, 2015.

	Year Ended December 31,
	2014(1)	2013(1)	2012(1)
Statement of Income Data:
Revenue
Rental revenue	$17,450,889	$14,012,109	$6,483,815
Interest income on receivables	709,030	742,185	356,348
Total revenue	18,159,919	14,754,294	6,840,163
Expenses
Management fees to affiliate	499,329	450,462	211,329
Property operating	24,720	6,454	26,267
General and administrative	820,522	722,601	191,293
Acquisition-related	379,988	865,543	1,118,648
Amortization	4,452,068	3,791,440	1,452,015
Impairments	258,834	1,005,478	183,271
Total expenses	6,435,461	6,841,978	3,182,823
Other income and expenses
Interest expense	(6,202,788)	(4,345,755)	(1,476,207)
Loss on early extinguishment of debt	(2,905,259)	—	—
Realized loss on derivatives	(213,181)	—	—
Unrealized gain (loss) on derivatives	(571,359)	1,279,176	(1,016,716)
Total other income and expenses	(9,892,587)	(3,066,579)	(2,492,923)
Net income	$1,831,871	$4,845,737	$1,164,417
Less: Net income attributable to Predecessor	4,530,219	4,845,737	1,164,417
Net loss attributable to partners	$(2,698,348)	$—	$—
Net income per limited partner unit (basic and diluted):
Common units	$(0.34)
Subordinated units	$(0.34)
Cash distribution declared per limited partner unit	$0.1344
Balance Sheet Data (End of Period):
Land and real property interests, before accumulated amortization	$237,485,648	$213,309,109	$151,866,913
Land and real property interests, after accumulated amortization	$230,349,972	$209,961,280	$151,789,359
Total assets	$250,939,502	$231,354,284	$194,978,359
Revolving credit facility	$74,000,000	$—	$—
Secured debt facilities	$29,707,558	$114,280,724	$67,301,683
Total liabilities	$115,125,541	$125,629,325	$76,070,329
Equity	$135,813,961	$105,724,959	$118,908,030
Statement of Cash Flow Data:
Cash flow provided by operating activities	$11,206,251	$9,633,574	$3,934,976
Cash flow used in investing activities	$(5,546,342)	$(27,809,401)	$(63,953,318)
Cash flow provided by (used in) financing activities	$(6,386,128)	$(6,034,983)	$85,107,920
Other Data:
Total number of leased tenant sites (end of period)(1)	971	845	546
EBITDA(2)	$12,486,727	$12,982,932	$4,092,639
Adjusted EBITDA(2)	$15,989,956	$12,867,906	$6,054,688
Distributable cash flow subsequent to the initial public offering	$1,182,212

(1)

Prior-period financial information has been retroactively adjusted for Acquisitions made under common control. See Notes 1 and 3 of our consolidated and combined financial statements included in Exhibit 99.3 to this Current Report on Form 8-K for additional information.

(2)

For a definition of the non‑GAAP financial measure of EBITDA and Adjusted EBITDA and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Selected Financial Data – Non‑GAAP Financial Measures.”

Non‑GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition‑related costs, unrealized and realized gain or loss on derivatives, loss on extinguishment of debt, gain on sale of real property interest, unit-based compensation, straight line rental adjustments, amortization of above‑ and below‑market rents, and after the deemed capital contribution to fund our general and administrative expense reimbursement. We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances.

EBITDA, Adjusted EBITDA and distributable cash flow are non‑GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•our ability to incur and service debt and fund capital expenditures; and

•the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow in this Annual Report on Form 10-K provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities. Neither EBITDA, Adjusted EBITDA nor distributable cash flow should be considered an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities, and these measures may vary from those of other companies. You should not consider EBITDA, Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We use the term “distributable cash flow” to measure whether we have generated from our operations, or “earned,” a particular amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of “operating surplus” to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Because operating surplus is a cumulative concept (measured from the initial public offering date, and compared to cumulative distributions from the initial public offering date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

The following table sets forth a reconciliation of our pro forma and historical EBITDA and Adjusted EBITDA for the periods presented to net cash provided by operating activities and net income:

	Year Ended December 31,
	2014(1)	2013(1)	2012(1)
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$11,206,251	$9,633,574	$3,934,976
Unit-based compensation	(17,500)	—	—
Unrealized gain (loss) on derivatives	(571,359)	1,279,176	(1,016,716)
Loss on early extinguishment of debt	(2,905,259)	—	—
Amortization expense	(4,452,068)	(3,791,440)	(1,452,015)
Amortization of above- and below-market rents, net	702,567	537,144	229,880
Amortization of deferred loan costs	(1,136,050)	(844,267)	(254,454)
Receivables interest accretion	51,899	68,977	49,978
Impairments	(258,834)	(1,005,478)	(183,271)
Allowance for doubtful accounts and loan losses	(4,465)	(25,334)	(1,036)
Working capital changes	(783,311)	(1,006,615)	(142,925)
Net income	$1,831,871	$4,845,737	$1,164,417
Interest expense	6,202,788	4,345,755	1,476,207
Amortization expense	4,452,068	3,791,440	1,452,015
EBITDA	$12,486,727	$12,982,932	$4,092,639
Impairments	258,834	1,005,478	183,271
Acquisition-related	379,988	865,543	1,118,648
Unrealized (gain) loss on derivatives	571,359	(1,279,176)	1,016,716
Realized loss on derivatives	213,181	—	—
Loss on early extinguishment of debt	2,905,259	—	—
Unit-based compensation	17,500	—	—
Straight line rent adjustments	(152,674)	(169,727)	(126,706)
Amortization of above- and below-market rents, net	(702,567)	(537,144)	(229,880)
Deemed capital contribution due to cap on general and administrative expense reimbursement	12,349	—	—
Adjusted EBITDA	$15,989,956	$12,867,906	$6,054,688
Predecessor Adjusted EBITDA(1)	14,515,558	12,867,906	6,054,688
Adjusted EBITDA subsequent to initial public offering	$1,474,398	$—	$—
Cash interest expense	(292,186)
Distributable cash flow subsequent to initial public offering	$1,182,212

(1)

Prior-period financial information has been retroactively adjusted for Acquisitions made under common control. See Notes 1 and 3 of our consolidated and combined financial statements included in Exhibit 99.3 to this Current Report on Form 8-K for additional information.